PRO FORMA CONSOLIDATED FINANCIAL DATA
(UNAUDITED)

        The following unaudited pro forma consolidated financial data reflects our historical results adjusted on a pro forma basis to give effect to the spin-off of Atlas America, Inc. The unaudited pro forma consolidated balance sheet is prepared as though this transaction occurred as of March 31, 2005. The unaudited pro forma consolidated statement of operations for the year ended September 30, 2004 and the six months ended March 31, 2005 are prepared as though this transaction occurred as of October 1, 2003 and 2004, respectively. The spin-off adjustments are described in the notes to the unaudited pro forma consolidated financial data. The unaudited pro forma consolidated financial data and accompanying notes should be read together with our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical financial statements and related notes included elsewhere, or incorporated by reference, in this filing.

        The unaudited pro forma consolidated financial statements presented are for informational purposes only and are based upon available information and assumptions that we believe are reasonable under the circumstances. You should not construe the unaudited pro forma consolidated financial statements as indicative of the combined financial position or results of operations that we would have achieved had the transaction been consummated on the dates assumed. Moreover, they do not purport to represent our financial position or results of operations for any future date or period.

RESOURCE AMERICA, INC.
PRO FORMA CONSOLIDATED BALANCE SHEET
March 31, 2005
(in thousands, except share data)
(unaudited)

	Pro Forma	Pro Forma Adjustments		Historical
ASSETS
Current assets:
Cash and cash equivalents	$37,901	$(17,061)	(c)	$54,962
Investments in lease assets	38,405	--		38,405
Accounts receivable and prepaid expenses	13,062	(33,825)	(c)(d)	46,887
Assets held for sale	103,673	--		103,673

Total current assets	193,041	(50,886)		243,927

Investments in real estate loans and real estate	48,524	--		48,524
Property and equipment, net	57,497	(345,515)	(c)	403,012
Other assets, net	55,286	(8,612)	(c)	63,898
Intangible assets, net	166	(6,777)	(c)	6,943
Goodwill, net of accumulated amortization of $4,532	--	(37,470)	(c)	37,470

	$354,514	$(449,260)		$803,774

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$1,088	$(2,361)	(c)	$3,449
Secured revolving credit facilities - equipment leasing	30,978	--	(c)	30,978
Accounts payable	8,013	(19,949)	(c)	27,962
Liabilities associated with assets held for sale	73,420	--	(c)	73,420
Accrued liabilities	22,205	(34,524)	(c)	56,729
Liabilities associated with drilling contracts	--	(23,060)	(c)	23,060

Total current liabilities	135,704	(79,894)		215,598

Long-term debt	19,415	(101,621)	(c)	121,036

Deferred revenue and other liabilities	1,646	(9,868)	(c)	11,514
Deferred income taxes	(689)	(23,409)	(c)	22,720
Minority interests	9,924	(148,675)	(c)	158,599
Commitments and contingencies	--	--		--

Stockholders' equity:
Preferred stock $1.00 par value: 1,000,000 authorized shares; none outstanding	--	--		--
Common stock, $.01 par value: 49,000,000 authorized shares	256	--		256
Additional paid-in capital	248,817	(2)		248,819
Less treasury stock, at cost	(77,505)	--		(77,505)
Less ESOP loan receivable	(501)	603	(d)	(1,104)
Accumulated other comprehensive loss	1,088	1,686	(c)	(598)
Retained earnings	16,359	(88,080)	(c)	104,439

Total stockholders' equity	188,514	(85,793)		274,307

	$354,514	$(449,260)		$803,774

See notes to pro forma consolidated financial statements

RESOURCE AMERICA, INC.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED MARCH 31, 2005
(in thousands, except per share data)
(unaudited)

	Pro Forma	Pro Forma Adjustments		Historical
REVENUES
Energy	$--	$(192,748)	(a)	$192,748
Real estate	9,179	--		9,179
Equipment leasing	5,975	--		5,975
Structured finance	6,024	--		6,024

	21,178	(192,748)		213,926
COSTS AND EXPENSES
Energy	--	(146,093)	(a)	146,093
Real estate	6,937	--		6,937
Equipment leasing	4,807	--		4,807
Structured finance	2,401	--		2,401
General and administrative	3,709	--		3,709
Atlas America, Inc. planned spin-off	--	(378)	(b)	378
Start-up costs - Resource Capital Corp.	823	--		823
Depreciation, depletion and amortization	1,313	(10,653)	(a)	11,966
Provision for possible losses	161	--		161

	20,151	(157,124)		177,275

OPERATING INCOME	1,027	(35,624)		36,651

OTHER INCOME (EXPENSE)
Interest expense	(1,272)	3,314	(a)	(4,586)
Minority interest in Atlas Pipeline Partners, L.P.	--	9,720	(a)	(9,720)
Minority interest in structured finance entities	(743)	--	(a)	(743)
Other income, net	3,563	(4,232)	(a)	7,795

	1,548	8,802		(7,254)

Income from continuing operations before income tax and minority interest	2,575	(26,822)		29,397
Provision for income tax	897	(9,377)	(a)	10,274

Income from continuing operations before minority interest	1,678	(17,445)		19,123
Minority interest in Atlas America, Inc., net of tax	--	3,447	(a)	(3,447)

Income from continuing operations	$1,678	$(13,998)		$15,676

Historical earnings from continuing operations per common share:
Net income per common share - basic				$0.89

Net income per common share - diluted				$0.84

Pro Forma earnings from continuing operations per common share:
Basic	$0.10

Diluted	$0.09

Weighted average shares outstanding:
Basic	17,516			17,516

Diluted	18,765			18,765

See notes to pro forma consolidated financial statements

RESOURCE AMERICA, INC.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED SEPTEMBER 30, 2004
(in thousands, except per share data)
(unaudited)

	Pro Forma	Pro Forma Adjustments		Historical
REVENUES
Energy	$--	$(180,352)	(a)	$180,352
Real estate	18,884	--		18,884
Equipment leasing	8,262	--		8,262
Equity in earnings of structured finance investees	7,343	--		7,343

	34,489	(180,352)		214,841
COSTS AND EXPENSES
Energy	--	(125,716)	(a)	125,716
Real estate	15,836	--		15,836
Equipment leasing	6,260	(2,630)		8,890
Structured finance	2,128	--		2,128
General and administrative	7,062	--		7,062
Atlas America, Inc. planned spin-off	--	(1,723)	(b)	1,723
Depreciation, depletion and amortization	2,225	(13,343)	(a)	15,568
Provision for possible losses	641	(1)	(a)	642

	34,152	(143,413)		177,565

OPERATING INCOME	337	(36,939)		37,276

OTHER INCOME (EXPENSE)
Interest expense	(5,007)	1,609	(a)	(6,616)
Minority interest in Atlas Pipeline Partners, L.P.	--	4,961	(a)	(4,961)
Other income, net	9,165	(505)	(a)	9,670

	4,158	6,065		(1,907)

Income from continuing operations before income taxes, minority interest	4,495	(30,874)		35,369
Provision for income taxes	1,536	(10,489)		12,025

Income from continuing operations before minority interest	2,959	(20,385)		23,344
Minority interest in Atlas America, Inc., net of taxes	--	1,881	(a)	(1,881)

Income from continuing operations	$2,959	$(18,504)		$21,463

Historical earnings from continuing operations per common share:
Net income per common share - basic				$1.23

Net income per common share - diluted				$1.17

Pro Forma earnings from continuing operations per common share:
Basic	$0.17

Diluted	$0.16

Weighted average shares outstanding:
Basic	17,417			17,417

Diluted	18,309			18,309

See notes to pro forma consolidated financial statements

RESOURCE AMERICA, INC. NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

a.	Represents the deletion of the financial results of Atlas America, Inc. (“Atlas”), formerly the Company’s Energy segment, which are included in the historical consolidated financial results of Resource America, Inc. (“Resource”).

b.	Reflects the reclass to discontinued operations of the costs incurred by Resource in connection with the spin-off of Atlas.

c.	Represents the deletion of the net assets of Atlas, which were included in the historical financial results of Resource.

d.	Reflects the transfer to Atlas of its proportionate share of the Employee Stock Ownership Plan loan receivable as a result of establishing a separate plan from Resource.